Exhibit 99.1

INC Enhances Clinical Delivery Focus with Executive Leadership Promotions

COO Alistair Macdonald Promoted to President and Chief Operating Officer;

CNS President and General Manager Michael Gibertini, PhD, Appointed

President, Clinical Development to Lead Company’s Therapeutic Offerings Globally

RALEIGH, N.C., Jan. 19, 2015 — INC Research Holdings, Inc. (Nasdaq: INCR), a leading, global Phase I to IV contract research organization, today announced the promotions of Alistair Macdonald and Michael Gibertini, PhD, to key roles within the C-suite, further positioning the Company for continued growth and reinforcing its focus on therapeutic expertise as a key differentiator in delivering on customer needs. Mr. Macdonald, who has served as the Company’s Chief Operating Officer (COO) since January 2013, has been promoted to President and Chief Operating Officer while Dr. Gibertini, President and General Manager, Central Nervous System (CNS) Clinical Development has been appointed to the newly-created role of President, Clinical Development to lead the Company’s therapeutic offerings globally.

“Alistair Macdonald and Michael Gibertini both bring strong leadership, proven track records of success and strategic vision that should help guide the future growth and success of INC Research,” said Jamie Macdonald, Chief Executive Officer. “As COO, Alistair has demonstrated outstanding leadership in strengthening INC’s operations globally and deepening alliance-level partnerships to drive increased opportunities for the Company.  Michael is a proven leader who has delivered exceptional results during his tenure with INC, guiding our CNS business to record results. We look forward to his continued leadership in this important new role focused on the growth of our therapeutic offerings globally.” He concluded, “As we remain focused on our mission of bringing new medicines to market for patients in need, I’m delighted to have Alistair and Michael as part of our leadership team as we strive to take INC Research to the next level.”

Prior to assuming the role of COO, Alistair Macdonald was President, Clinical Development Services for INC Research. Mr. Macdonald has more than 20 years of experience in the pharmaceutical industry and has been with INC Research since 2002.  He is based in Camberley, United Kingdom.

Dr. Gibertini joined INC Research in 2005 and since that time has served as President and General Manager, CNS Clinical Development providing global leadership for all clinical development programs conducted by the Company in the CNS therapeutic area. Dr. Gibertini’s experience includes more than 30 years in the pharmaceutical, CRO, academic and private and hospital practice settings and he is considered an expert and leader in CNS clinical trials methodology. In his new role, Dr. Gibertini will continue to report directly to CEO Jamie Macdonald.

-more-

About INC Research

INC Research (Nasdaq: INCR) is a leading global contract research organization (CRO) providing the full range of Phase I to Phase IV clinical development services for the biopharmaceutical and medical device industry. Leveraging the breadth of our service offerings and the depth of our therapeutic expertise across multiple patient populations, INC Research connects customers, clinical research sites and patients to accelerate the delivery of new medicines to market. We were ranked “Top CRO to Work With” by sites worldwide in the 2013 CenterWatch Global Investigative Site Relationship Survey. INC Research is headquartered in Raleigh, NC, with operations across six continents and experience spanning more than 100 countries. For more information, please visit www.incresearch.com and connect with us on LinkedIn and Twitter @inc_research.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: reliance on key personnel; the fact that we remain a “controlled company” majority-owned by our private equity sponsors; the lack of a prior public market for our stock and potential volatility; the costs and distraction of being a public company; risks associated with our business; and the other risk factors set forth from time to time in our Form S-1 and other SEC filings, copies of which are available free of charge on our website at www.incresearch.com. INC Research assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACT:

Investors:

Ronnie Speight, +1 919 745 2745

Media:

Lori Dorer, +1 513 345 1685